CERTIFICATION PURSUANT TO
18 U. S. C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New York Health Care, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2006 (the “Report”), I, Dennis M. O’Donnell, as Cheif Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis M. O’Donnell
Dennis M. O’Donnell Chief Executive Officer and Principal Financial Officer
Dated: August 14, 2006